                                                                    Exhibit 4.11

                               WAIVER AND CONSENT

THIS WAIVER AND CONSENT, dated as of April 15, 2002 (this "Waiver and Consent"), is given with respect to, the Post-Confirmation Credit Agreement dated as of October 20, 2000, as amended by the First Amendment dated as of March 14, 2001 (the "First Amendment"), the Second Amendment and Waiver dated as of July 23, 2001 (the "Second Amendment"), the Third Amendment and Consent dated as of October 31, 2001 (the "Third Amendment"), the Fourth Amendment and Consent dated as of February 8, 2002 (the "Fourth Amendment"), and the Fifth Amendment, Waiver and Consent dated as of February 28, 2002 (the "Fifth Amendment"; such Credit Agreement as so amended, the "Credit Agreement"), among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), and various subsidiaries thereof as borrowers (the Company and such subsidiaries together, the "Borrowers"), various financial institutions as lenders (the "Lenders"), AMSOUTH BANK, as a Lender and as documentation agent for the Lenders (the "Documentation Agent"), and ABN AMRO BANK N.V., as a Lender, as issuing lender and as administrative agent for the Lenders (the "Administrative Agent", and together with the Documentation Agent, the "Agents").

WHEREAS, pursuant to the Fifth Amendment, (a) the Event of Default occurring under Section 12.1.5 of the Credit Agreement as a result of the failure of the Borrowers to comply with the provisions of Section 10.6.5 of the Credit Agreement for the Computation Period ended February 28, 2002 was waived by the Lenders solely through April 15, 2002 (the "EBITDA Event of Default") and (b) the Lenders consented to an extension to April 15, 2002 of the date by which (i) the annual audit report of the Company and its Subsidiaries in respect of Fiscal Year 2001 and (ii) related documentation required under the Credit Agreement must be delivered pursuant to the Credit Agreement;

WHEREAS, the Borrowers have requested that the Lenders (a) extend through June 15, 2002 (i) the waiver of the EBITDA Event of Default and (ii) the date by which (x) the annual audit report of the Company and its Subsidiaries in respect of Fiscal Year 2001 and (y) related documentation required under the Credit Agreement must be delivered pursuant to the Credit Agreement, (b) consent to the issuance of the annual audit report with certain qualifications and exceptions and (c) consent to the filing by the Company by no later than June 15, 2002 of its Annual Report on Form 10-K in respect of Fiscal Year 2001 and its Quarterly Report on Form 10-Q in respect of the first Fiscal Quarter of Fiscal Year 2002; and

WHEREAS the Lenders are willing to agree to extend such waiver and give such consent but only on and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. WAIVER. In reliance on the representations and warranties set forth in this Waiver and Consent and subject to satisfaction of the conditions set forth in Section 5 hereof, effective as of the Effective Date, the Lenders hereby extend, solely for the period ending on June 15, 2002, the waiver contained in the Fifth Amendment of the EBITDA Event of Default; it being understood and agreed that the previously granted waiver has been and continues to be solely a limited waiver and shall now expire on June 15, 2002 without further deed or act of any party and that thereafter such Event of Default shall exist as if such waiver (and any extension thereof achieved hereunder or under the Fifth Amendment) had not occurred and the rights and remedies of the Agents and the Lenders arising as a result thereof under the Credit Agreement and the other Loan Documents shall not be prejudiced and are hereby expressly preserved.

SECTION 2. CONSENT. In reliance on the representations and warranties set forth in this Waiver and Consent and subject to satisfaction of the conditions set forth in Section 5 hereof, effective as of the Effective Date, the Lenders hereby consent:

     (a) to a further extension to June 15, 2002 of the date by which the Borrowers are required, pursuant to Section 10.1.1 of the Credit Agreement, to deliver to the Administrative Agent (i) the annual audit report of the Company and its Subsidiaries (with accompanying financial statements) in respect of Fiscal Year 2001, audited by the Company's independent accountants and (ii) the written statement from such accountants described in such section;

     (b) to delivery, pursuant to Section 10.1.1 of the Credit Agreement, of such annual audit report in respect of Fiscal Year 2001 with such exceptions and qualifications as shall be required by the Company's independent auditors, provided that such exceptions and qualifications shall be reasonably acceptable to the Administrative Agent and to the financial advisors to the Administrative Agent's counsel; and

     (c)  to the filing by the Company with the SEC, as required pursuant to
          Section 10.4 of the Credit Agreement, by no later than June 15, 2002 of its Annual Report on Form 10-K in respect of Fiscal Year 2001 and of its Quarterly Report on Form 10-Q in respect of the first Fiscal Quarter of Fiscal Year 2002;

     it being expressly acknowledged and agreed that any failure by the Borrowers to take any of the actions described in and as required by this
     Section 2 by June 15, 2002 shall constitute an immediate Event of Default under the Credit Agreement on such date, without any notice, additional passage of time or other grace or cure period whatsoever.

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agents and the Lenders to enter into this Waiver and Consent, the Borrowers, jointly and severally, represent and warrant (which representations and warranties shall survive the execution and delivery hereof) to the Agents and the Lenders that, after giving effect to this Waiver and Consent:

     (a) the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date);

     (b) no Event of Default or Unmatured Event of Default will exist after giving effect to this Waiver and Consent;

     (c) the execution and delivery by the Borrowers of this Waiver and Consent and the performance by the Borrowers of their obligations under the Credit Agreement and the other Loan Documents (i) are within the corporate or limited liability company, as applicable, powers of each Borrower, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) have received all necessary approvals from all governmental authorities having jurisdiction over any Borrower and (iv) do not and will not conflict with any provision (x) of any law, rule, regulation, requirement, administrative order, decree or agreement that is binding on the Company or any of its Subsidiaries or to which any of their property is subject or (y) of the certificate of incorporation or bylaws or other organizational documents of any Borrower;

     (d) the Credit Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity);

     (e)  as of the Effective Date,

          (i) the authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock and 5,000,000 Special Shares; of the Special Shares, as of the Fifth Amendment Effective Date, 1,700,000 shares of ESOP Preferred Stock have been designated and 25,000 shares of Lender Preferred have been designated. Of the authorized capital stock of the Company (assuming no Warrant is exercised), 4,127,915 shares of Common Stock, 960,000 shares (including treasury shares) of ESOP Preferred Stock (convertible to Common Stock pursuant to the terms of the Restated Charter) and 10,000 shares of Lender Preferred are issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable securities laws. Furthermore, the outstanding warrants to purchase Common Stock of the Company consist solely of (x) 678,334 Series A Warrants to purchase shares of Common Stock, no par value, at the exercise price of $0.01; (y) 555,556 Series B Warrants to purchase shares of Common Stock, no par value, at the exercise price of $30.00; and (z) 549,451 Series C Warrants to purchase shares of Common Stock, no par value, at the exercise price of $49.46; and

          (ii) except as set forth on Schedule 9.24 to the Credit Agreement and except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character created by or binding upon the Company or to which the Company is a party relating to any issued or unissued shares of capital stock of the Company. Except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no preemptive or other preferential rights applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of the Company;

     (f) as of April 4, 2002, (i) the aggregate outstanding principal balance of the Tranche A Term Loans is $33,087,129.43, (ii) the aggregate outstanding principal balance of the Tranche B Term Loans is $100,668,187.44, (iii) the aggregate outstanding principal balance of the Special Loans is $124,147,189.00 and (iv) the aggregate Revolving Outstandings are $31,537,401.14, including the Stated Amount of all Letters of Credit in the aggregate amount of $2,537,401.14; and

     (g) the obligation of the Borrowers and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations.

SECTION 4. LIMITED WAIVER AND CONSENT. This Waiver and Consent shall be limited precisely as written and shall not be deemed (i) to be a waiver of, or a consent granted pursuant to, any other term or condition of the Credit Agreement, any Loan Document or any of the instruments or agreements referred to in such documents, or, except as expressly set forth in Section 1 above, a waiver of any Unmatured Event of Default or Event of Default under the Credit Agreement, whether or not known to any of the Agents or the Lenders, or (ii) to prejudice any other right or rights that the Agents or the Lenders may now or in the future have under or in connection with the Credit Agreement, any other Loan Document or any instruments or agreements referred to therein.

SECTION 5. EFFECTIVENESS. The waiver set forth in Section 1 above and the consent set forth in Section 2 above shall become effective as of the date hereof (the "Effective Date"), subject to satisfaction of the following conditions (unless waived in writing by the Administrative Agent or the requisite Lenders pursuant to the Credit Agreement, as the case may be):

     (a)  receipt by the Administrative Agent of:

          (i) counterparts of this Waiver and Consent fully executed by the Borrowers and the requisite Lenders pursuant to the Credit Agreement;

          (ii) a counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit 1 hereto, fully executed by each Loan Party; and

          (iii) such other documents as the Administrative Agent or any Lender may reasonably request;

     (b) all legal matters in connection with this Waiver and Consent, the Credit Agreement and the other Loan Documents shall be reasonably satisfactory to Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent;

     (c) in immediately available funds, payment of all outstanding amounts that have been invoiced by or on behalf of the Administrative Agent and unpaid as of the date hereof with respect to all reimbursable fees, charges or expenses payable in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents, including, without limitation, all Attorney Costs of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, all fees and disbursements of FTI Policano & Manzo, financial advisor to such counsel, and all amounts due and payable pursuant to Section 7.5; and

     (d) upon the effectiveness of this Waiver and Consent, (i) the representations and warranties in this Waiver and Consent are true and correct in all material respects on and as of the Effective Date, (ii) no Event of Default shall have occurred and be continuing and (iii) no Unmatured Event of Default shall occur or be continuing.

Except as provided in Section 8 below, this Waiver and Consent shall be of no force and effect if the preceding conditions have not been satisfied by April 24, 2002.

For purposes of determining compliance with the conditions specified in this
Section 5, each Lender that has executed this Waiver and Consent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent and the requisite Lenders pursuant to the Credit Agreement.

SECTION 6. POST-CLOSING COVENANTS.

     (a) The Borrowers jointly and severally covenant and agree that they shall:

          (i) by not later than April 19, 2002, retain an interim turnaround chief financial officer of the Company who shall be reasonably acceptable to the Administrative Agent and the Required Lenders; and

          (ii) by the earlier of (i) the date on which the annual audit report of the Company and its Subsidiaries in respect of Fiscal Year 2001 reported on Form 10-K is filed with the SEC or (ii) April 30, 2002, agree to and execute a binding term sheet that shall set forth the material terms of the Company's plan of recapitalization and restructuring of the balance sheets of the Company and its Subsidiaries, which term sheet shall be acceptable in form and substance to the Administrative Agent;

          it being expressly acknowledged and agreed that any failure to keep, perform and/or satisfy such undertakings set forth in this Section 6(a) (x) shall constitute an immediate Event of Default under the Credit Agreement and the rights and remedies of the Agents and the Lenders arising as a result thereof under the Credit Agreement and the other Loan Documents are hereby expressly preserved and (y) shall cause the waiver set forth in Section 1 above and the consent set forth in Section 2 above to become immediately null and void and such waiver and such consent shall be treated as if they were never granted; and

     (b) The Borrowers jointly and severally covenant and agree that any amounts realized by any Borrower from a whole life insurance policy in connection with settlement of any claim by a vested participant in the Company's Supplemental Executive Retirement Plan in excess of the amount of such settlement (net of direct costs and expenses incurred in connection therewith) shall be deemed Designated Proceeds under
          Section 6.2.2(a)(vii) (but without giving effect to the proviso thereunder) of the Credit Agreement, and accordingly such excess proceeds shall be applied to the Loans as set forth in the last sentence of Section 6.2.2(a) of the Credit Agreement. This provision shall be deemed an additional covenant and agreement of the Borrowers under Section 6.2.2 of the Credit Agreement.

SECTION 7. MISCELLANEOUS.

     7.1 Continuing Effectiveness, etc. The Credit Agreement and the other Loan Documents shall remain in full force and effect after giving effect to this Amendment and are hereby ratified and confirmed in all respects. After the Effective Date, all references to the "Credit Agreement" or similar terms in the Credit Agreement, the Notes, each other Loan Document and any similar document shall refer to the Credit Agreement as hereby supplemented and as previously amended, modified or supplemented. This Waiver and Consent shall constitute a Loan Document as defined in the Credit

Agreement, and the provisions of this Waiver and Consent may be amended, modified or supplemented, or any provision hereof waived, only in accordance with and subject to the provisions of the Credit Agreement.

     7.2  Reaffirmation of Security Interest.

          (i) Each of the Borrowers hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Administrative Agent and the Lenders under the Loan Documents and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as amended by this Waiver and Consent, and the obligations secured thereby and thereunder shall include Borrowers' obligations under the Credit Agreement as amended by this Waiver and Consent. Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

          (ii) Each of the Borrowers hereby further covenants and agrees that:
               (x) to the extent any of the same shall constitute "commercial tort claims" within the meaning of Article 9 of the Uniform Commercial Code (and without prejudice to the characterization thereof), it hereby grants a lien and security interest in, and assigns, pledges and conveys to the Administrative Agent for the benefit of the "Lender Parties" as security for the "Liabilities" (as such terms are defined in the Security Agreement), and agrees that the lien and security interests granted under the Security Agreement shall cover and extend to, any and all claims of any of the undersigned against Schlumberger Limited ("Schlumberger") in connection with the acquisition of the RPS Division of Schlumberger, including, but not limited to, claims subject to arbitration, and the proceeds thereof, (y) such claims and proceeds shall constitute part of the "Collateral" under and as defined by the Security Agreement and (z) the Security Agreement is effectively hereby amended to incorporate (to the extent not already incorporated) such assets as part of the "Collateral".

     7.3 Further Assurances. Each of the Loan Parties expressly acknowledges and agrees (i) to enter into such other or further documents, and to take such other or further actions that may be necessary, or, in the opinion of the Administrative Agent, desirable, to perfect, preserve or protect the liens and security interests created under the Loan Documents and (ii) to grant liens on such other or further property or assets of the Loan Parties not currently encumbered to secure all obligations of the Loan Parties as the Administrative Agent may require; provided that no Loan Party shall have any obligation to grant liens on any such other or further property to the extent that such Loan Party can demonstrate, to the reasonable satisfaction of the Administrative Agent, that the granting of such lien would have a material and adverse tax consequence to the Loan Parties.

     7.4 Counterparts. This Waiver and Consent may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Waiver and Consent. Delivery of an executed counterpart of a signature page of this Waiver and Consent by facsimile shall be as effective as delivery of a manually executed counterpart of this Waiver and Consent.

     7.5 Expenses. The Company agrees that its obligations set forth in Section
14.6 of the Credit Agreement to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs) shall extend to the preparation, execution and delivery of this Waiver and Consent and any other documentation contemplated hereby (whether or not this Waiver and Consent becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, and FTI Policano & Manzo, financial advisor to such counsel.

     7.6 GOVERNING LAW. THIS WAIVER AND CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE WHOLLY PERFORMED WITHIN THE STATE OF NEW YORK.

     7.7 Successors and Assigns. This Waiver and Consent shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns and shall inure to the benefit of the Borrowers, the Lenders and the Agents and their respective successors and assigns; provided that no Borrower shall have any right to assign this Waiver and Consent except to the extent permitted by the first sentence of Section 14.9.1 of the Credit Agreement.

     7.8 Consultation with Advisors. The Loan Parties acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Waiver and Consent. This Waiver and Consent shall be construed without regard to any presumption or any rule requiring that it be construed against the party causing this Waiver and Consent or any part hereof to be drafted.

     7.9 Entire Agreement. This Waiver and Consent sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. Each of the parties hereto acknowledges that, except as otherwise expressly stated in this Waiver and Consent, no representations, warranties or commitments, express or implied, have been made by any party to any other party with respect to the subject matter of this Waiver and Consent. None of the terms or conditions of this Waiver and Consent may be changed, modified, waived or canceled, orally or otherwise, except as provided in the Credit Agreement.

     7.10 Enforceability. Should any one or more of the provisions of this Waiver and Consent be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     7.11 Invalidity; Severability. Whenever possible, each provision of this Waiver and Consent shall be interpreted in such manner as to be effective and valid under all applicable laws, rules and regulations. Any provision of this Waiver and Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.12 Headings. The headings of this Waiver and Consent are for the purpose of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Waiver and Consent.

     7.13 Definitions. Capitalized terms used in this Waiver and Consent that are not defined herein but are defined in the Credit Agreement shall have the meaning given to such terms in the Credit Agreement.

SECTION 8. RELEASE OF CLAIMS. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF SUCH BORROWER TO REPAY ANY AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY AGENT OR ANY LENDER OR ANY OF THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND EACH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS WAIVER AND CONSENT IS EXECUTED, THAT SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, AND SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THIS WAIVER AND CONSENT. THE RELEASES AND DISCHARGES IN THIS SECTION 8 SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE EFFECTIVENESS OF THIS WAIVER AND CONSENT ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

  [Remainder of page intentionally left blank; signatures on following pages.]

     Delivered as of the day and year first above written.

                                      TOKHEIM CORPORATION

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                                      GASBOY INTERNATIONAL, INC.

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                                      TOKHEIM INVESTMENT CORP.

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                                      MANAGEMENT SOLUTIONS, INC.

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                                      SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                                      TOKHEIM SERVICES LLC

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                                      TOKHEIM RPS, LLC

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                  SIGNATURE PAGE TO TOKHEIM WAIVER AND CONSENT

                               ABN AMRO BANK N.V., as Administrative Agent, as Issuing Lender and as a Lender

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------

                               AMSOUTH BANK, as Documentation Agent and as a Lender

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------


                               BANK ONE, INDIANA, NATIONAL ASSOCIATION, as a Lender

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------


                               CREDIT LYONNAIS NEW YORK BRANCH, as a Lender

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------


                               CREDIT AGRICOLE INDOSUEZ, as a Lender

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------


                               BEAR, STEARNS & CO., INC., as a Lender

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------


                               BANKERS TRUST COMPANY, as a Lender

                               By
                                 -----------------------------------------------
                               Title
                                    --------------------------------------------


                  SIGNATURE PAGE TO TOKHEIM WAIVER AND CONSENT

                              SENIOR DEBT PORTFOLIO, as a Lender

                              By:  Boston Management and Research,
                                   as Investment Advisor

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              EATON VANCE SENIOR INCOME TRUST, as a Lender

                              By:  Eaton Vance Management, as Investment Advisor

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              OXFORD STRATEGIC INCOME FUND, as a Lender

                              By:  Eaton Vance Management, as Investment Advisor

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              EATON VANCE INSTITUTIONAL SENIOR LOAN FUND, as a Lender

                              By:  Eaton Vance Management, as Investment Advisor

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              CREDIT INDUSTRIEL ET COMMERCIAL, as a Lender

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              FINOVA CAPITAL CORPORATION, as a Lender

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                  SIGNATURE PAGE TO TOKHEIM WAIVER AND CONSENT

                              BANK PEKAO SA (FORMERLY KNOWN AS BANK
                              POLSKA KASA OPIEKI S.A., NEW YORK BRANCH), as a Lender

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              OCTAGON INVESTMENT PARTNERS II, LLC,
                              as a Lender

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              OAKTREE CAPITAL MANAGEMENT, LLC, as agent and on behalf of certain funds and accounts, as a Lender

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              ARES LEVERAGED INVESTMENT FUND II, L.P., as a Lender

                              By: ARES Management II, L.P., its General Partner

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              WHIPPOORWILL/TOKHEIM OBLIGATIONS TRUST-2000, as a Lender

                              By: Whippoorwill Associates, Incorporated, as its investment representative and advisor

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              BARCLAYS BANK PLC, as a Lender

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------


                              GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

                              By
                                ------------------------------------------------
                              Title
                                   ---------------------------------------------




                  SIGNATURE PAGE TO TOKHEIM WAIVER AND CONSENT

                                    EXHIBIT 1
                            FORM OF REAFFIRMATION OF
                                 LOAN DOCUMENTS

                                 April 15, 2002

ABN AMRO Bank N.V., as Administrative Agent and the other parties to the Credit Agreement referred to below

                       Re: Reaffirmation of Loan Documents

Ladies and Gentlemen:

     Each of the undersigned acknowledges that the Borrowers, the Lenders and the Agents have executed the Waiver and Consent dated as of the date hereof (the "Waiver and Consent") given under the Post-Confirmation Credit Agreement dated as of October 20, 2000 (as amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

     Each of the undersigned hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Administrative Agent and the Lenders under the Loan Documents and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as supplemented by the Waiver and Consent, and the obligations secured thereby and thereunder shall include Borrowers' obligations under the Credit Agreement as amended by the Waiver and Consent. Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

     Each of the undersigned hereby (i) confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Waiver and Consent, (ii) acknowledges and agrees that its obligations under the Loan Documents are absolute and unconditional, and that it does not have any right of setoff, recoupment, claim, counterclaim or defense of any kind or nature whatsoever that can be asserted to reduce or eliminate such obligations or to seek affirmative relief or damages of any kind or nature from any Agent or any Lender, or any of their predecessors, agents, employees, successors and assigns, (iii) reaffirms and admits the validity and enforceability of the Loan Documents and the Liens in the Collateral granted pursuant to the Loan Documents or otherwise and (iv) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE WAIVER AND CONSENT IS EXECUTED, THAT IT MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, OR SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY,

                                   EXHIBIT 1

AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THE WAIVER AND CONSENT. THE RELEASES AND DISCHARGES IN THIS LETTER AGREEMENT SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE EFFECTIVENESS OF THE WAIVER AND CONSENT ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

     This letter agreement may be signed in counterparts and by the various parties hereto on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this letter agreement.

     This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                  TOKHEIM CORPORATION

                                  By
                                    --------------------------------------------
                                  Title
                                       -----------------------------------------

                                  By
                                    --------------------------------------------
                                  Title
                                       -----------------------------------------


                                  GASBOY INTERNATIONAL, INC.

                                  By
                                    --------------------------------------------
                                  Title
                                       -----------------------------------------


                                  TOKHEIM INVESTMENT CORP.

                                  By
                                    --------------------------------------------
                                  Title
                                       -----------------------------------------


                                  MANAGEMENT SOLUTIONS, INC.

                                  By
                                    --------------------------------------------
                                  Title
                                       -----------------------------------------


                                  SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                  By
                                    --------------------------------------------
                                  Title
                                       -----------------------------------------


                               EXHIBIT 1--Page 2

                                 TOKHEIM SERVICES LLC

                                 By
                                   ---------------------------------------------
                                 Title
                                      ------------------------------------------


                                 TOKHEIM RPS, LLC

                                 By
                                   ---------------------------------------------
                                 Title
                                      ------------------------------------------



                               EXHIBIT 1--Page 3